UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 12, 2024, Glucotrack, Inc., a Delaware corporation (the “Company”) commenced a best efforts public offering (the “Offering”) for the offer and sale of an aggregate of (i) 2,437,340 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), (ii) 4,756,900 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,756,900 shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu of Shares, (iii) 7,194,240 Series A Warrants (the “Series A Warrants”) to purchase up to 7,194,240 shares of Common Stock (the “Series A Warrant Shares”) and (iv) 7,194,240 Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) to purchase up to 7,194,240 shares of Common Stock (“the “Series B Warrant Shares” together with the Series A Warrant Shares, the “Warrant Shares”). Each Share or Pre-Funded Warrant, as applicable, was sold together with one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one Common Share. The public offering price for each Share and accompanying Common Warrants was $1.39, and the public offering price for each Pre-Funded Warrant and accompanying Common Warrants was $1.389 (the “Offering Price”).

The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable immediately and expire when exercised in full. Each Series A Common Warrant will have an exercise price per share of $1.81 and will be exercisable beginning on the date on which Stockholder Approval (as defined below) is received and deemed effective (the “Initial Exercise Date” or the “Stockholder Approval Date”). The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date. The Series B Warrants will have an exercise price per share of $1.81 and will be exercisable beginning on the Initial Exercise Date. The Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date. The issuance of Common Warrant Shares upon exercise of the Common Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). We intend to hold a meeting to obtain Stockholder Approval within 60 days following the closing of the Offering.

Dawson James Securities, Inc. acted as the exclusive placement agent (the “Placement Agent”) for the Offering.

The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent, described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise in cash of the Pre-Funded Warrants and Common Warrants, were approximately $8.9 million. The potential additional gross proceeds to the Company from the Common Warrants, if fully exercised on a cash basis, will be approximately $13 million. No assurance can be given that any of the Common Warrants will be exercised. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on November 14, 2024 (the “Closing”).

In connection with the Offering, the Company entered into securities purchase agreements (the “Purchase Agreement”) with institutional investors (the “Investors”). In connection with the Offering, the Company’s directors and officers entered into lock-up agreements (the “Lock-Up Agreement”), pursuant to which, for a period of 90 days following the Closing, each agreed not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares, subject to customary exceptions. In addition, pursuant to the Purchase Agreement, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or (ii) file any registration statement or amendment or supplement thereto, other than with respect to the registration statement on Form S-1 filed in connection with the Offering, or a registration statement on Form S-8, except for the securities issued pursuant to the Purchase Agreement or otherwise in connection with the Offering. The Company also agreed that from the date of the Purchase Agreements, until 180 days after the Stockholder Approval Date, the Company is not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Shares involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Common Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

Pursuant to an Engagement Letter (the “Engagement Letter”) with the Placement Agent, the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 8.0% of the aggregate gross proceeds received in the Offering, and (ii) up to $150,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series A Common Warrants, the Series B Common Warrants, and the Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed on September 16, 2024, as amended (including the prospectus forming a part of such Registration Statement), with the Securities and Exchange Commission (the “SEC”) under the Securities Act (File No. 333-281724), and declared effective by the SEC on November 12, 2024.

The foregoing description of the Purchase Agreement, the Lock-Up Agreement, the Pre-Funded Warrants, the Series A Common Warrants, and the Series B Common Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of the Lock-Up Agreements, the form of Pre-Funded Warrant, the form of Series A Common Warrant, and the form of Series B Common Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, and 4.3, respectively, to this Report on Form 8-K and are incorporated herein by reference.

Concurrent Private Placement

As previously disclosed, on July 30, 2024, the Company entered into a convertible promissory note with an investor who is also a director of the Company (the “Note Investor”), in the aggregate principal amount of $4,000,000 (the “Note”). In a private placement offering (the “Concurrent Private Offering”), pursuant to a securities purchase agreement (the “Note Investor SPA”), completed concurrently with the Offering, the Investor agreed to convert approximately $4,093,112 of debt, which represents the outstanding principal and accrued interest under the Note, on substantially the same terms as the Offering, resulting in the issuance of 2,640,717 shares of Common Stock (plus 2,640,717 accompanying Series A Common Warrants and 2,640,717 accompanying Series B Common Warrants), based on a conversion price of $1.55 per share, which is equal to the consolidated closing bid price of the Common Stock on the Nasdaq Capital Market on November 12, 2024. The Common Stock and the Common Warrants issued in connection with the Concurrent Private Offering are registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

The foregoing description of the Note Investor SPA is not complete and is qualified in its entirety by reference to the full text of the Note Investor SPA, a copy of which is filed as Exhibit 10.2, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD.

On November 14, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 7.01 of this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Nasdaq Stockholders’ Equity Requirement

On May 21, 2024, the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Requirement”). Because the Company was under review for a prior delisting determination at the time it was notified about the non-compliance with the Minimum Stockholders’ Equity Requirement, the Company was not eligible to submit a plan to regain compliance with the Nasdaq staff. The Company timely requested a hearing before the Nasdaq hearing panel (the “Panel”) and paid the fee, which resulted in a stay of any suspension or delisting action pending the hearing. The hearing took place on July 9, 2024, and on August 5, 2024, the Company received the decision of the Panel granting it an extension until November 18, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement.

As a result of the Offering and the Concurrent Private Offering, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above the $2.5 million requirement and is awaiting a compliance determination from Nasdaq. Until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s Common Stock on the Nasdaq Capital Market and the Company could be subject to delisting.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to Nasdaq’s determination as to whether the Company has regained compliance with the Minimum Stockholders’ Equity Requirement and those other risks under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 28, 2024, and the Company’s Quarterly Reports on Form 10-Q filed on May 15, 2024, August 13, 2024, and November 14, 2024. A delisting from Nasdaq would materially and adversely affect the Company’s ability to raise capital and its financial condition and business. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Pre-Funded Warrant
10.1	Placement Agent Agreement, dated November 13, 2024, between the Company and Dawson James Securities, Inc.
10.2	Form of Securities Purchase Agreement
10.3	Form of Lock-up Agreement
10.4	Securities Purchase Agreement, dated November 13, 2024, by and between the Company and John A. Ballantyne Revocable Trust DTD 8/1/2017
99.1	Press Release, dated November 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2024

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer